UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2025

OFS Capital Corporation
(Exact name of Registrant as specified in its charter)

Delaware	814-00813	46-1339639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Adams Street, Suite 1850 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OFS	The Nasdaq Global Select Market
4.95% Notes due 2028	OFSSH	The Nasdaq Global Select Market
7.50% Notes due 2028	OFSSO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Reduction to Revolving Credit Facility Amount
On August 20, 2025, OFSCC-FS, LLC (the “Borrower”), a Delaware limited liability company and an indirect wholly owned subsidiary of OFS Capital Corporation (the “Company”), elected, effective as of August 22, 2025, to reduce the maximum facility amount from $150,000,000 to $80,000,000 under its revolving credit and security agreement dated as of June 20, 2019 (as amended from time to time, the “Revolving Credit and Security Agreement”) among the Borrower, the lenders from time to time party thereto, BNP Paribas, as administrative agent (the “Administrative Agent”), OFSCC-FS Holdings, LLC, as equityholder, the Company, as servicer, Virtus Group, LP, as collateral administrator, and Citibank, N.A., as collateral agent (the “BNP Facility”).
The reduction was made pursuant to Section 2.07(b) of the Revolving Credit and Security Agreement, which permits the Borrower to voluntarily reduce the unused amount of the facility amount upon notice to the Administrative Agent and other applicable parties. Following the reduction, the Revolving Credit and Security Agreement remains in full force and effect, with $80,000,000 available under the BNP Facility, subject to a borrowing base and other covenants, and the reinvestment period in effect. No other changes were made to the terms of the Revolving Credit and Security Agreement.

* * * * *

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS CAPITAL CORPORATION

Date: August 22, 2025	By:	/s/ Bilal Rashid
Chief Executive Officer